Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby Hudson Highland Group 212-351-7216 david.kirby@hhgroup.com

Hudson Highland Group Completes Sale of Highland Partners

To Heidrick & Struggles

NEW YORK, NY – October 2, 2006 – Hudson Highland Group, Inc. (Nasdaq: HHGP) today announced that it has completed the sale of its Highland Partners executive search business to Heidrick & Struggles International, Inc. (Nasdaq: HSII). The company received $36.6 million in cash at the closing, subject to a net working capital adjustment, of which the company is paying $9.55 million to partners of the business. The company may receive payments from Heidrick of up to an additional $15 million subject to the achievement of certain future revenue metrics by that business in 2007 and 2008, resulting in maximum potential gross proceeds of $51.6 million.

Net proceeds at closing from the transaction approximated $20 million, of which $14 million was used to pay down a portion of outstanding debt. Both organizations signed a definitive purchase agreement on September 18, 2006.

“The opportunity and timing of this transaction were right for both Hudson and Highland Partners to move forward as successful but separate businesses,” said Jon Chait, chairman and chief executive officer of Hudson Highland Group. “Hudson will benefit from a tighter focus on its core service offerings in mid-level permanent recruitment, professional staffing and talent management solutions. Heidrick & Struggles’ strong global brand, platform and network of contacts provide Highland Partners with even greater resources and access to the highest executive-level talent.”

Hudson Highland Group

Hudson Highland Group, Inc. is a leading provider of management recruitment, contract professionals and talent management services worldwide. From single placements to total outsourced solutions, Hudson helps clients achieve greater organizational performance by assessing, recruiting, developing and engaging the best and brightest people for their businesses. The company employs more than 3,600 professionals serving clients and candidates in more than 20 countries. More information is available at www.hhgroup.com.

Safe Harbor Statement

This press release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to, risks and financial impact associated with the disposition of the Highland Partners business; the impact of global economic fluctuations on temporary contracting operations; the cyclical nature of the company’s executive search and mid-market professional staffing businesses; the company’s ability to manage its growth; risks associated with expansion; the company’s reliance on information systems and technology; competition; fluctuations in operating results; risks relating to foreign operations, including foreign currency fluctuations; dependence on highly skilled professionals and key management personnel; the impact of employees departing with existing executive search clients; risks maintaining professional reputation and brand name; restrictions imposed by blocking arrangements; exposure to employment-related claims, and limits on insurance coverage related thereto; government regulations; and restrictions on the company’s operating flexibility due to the terms of its credit facility. Additional information concerning these and other factors is contained in the company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release. The company assumes no obligation, and expressly disclaims any obligation, to review or confirm analysts’ expectations or estimates or to update any forward-looking statements, whether as a result of new information, future events or otherwise.